Exhibit 99.1

Cambridge Heart Reports 2003 Revenue Increase of 61%

    BEDFORD, Mass.--(BUSINESS WIRE)--Feb. 24, 2004--

    Revenue of U.S. Core Business Increased 103% Over Last Year

    Cambridge Heart, Inc. (OTCBB-CAMH) today reported revenue of $2,260,283 for the quarter ended December 31, 2003. This represents an increase of 110% over revenues of $1,074,336 for the same period in 2002. Net loss attributable to common shareholders for the quarter was $467,227, or $0.02 per share, compared to a loss of $1,409,796, or $0.07 per share for the same quarter last year. The Company's reported cash and marketable securities at December 31, 2003 was $5,609,244.
    The Company reported revenue for the year ended December 31, 2003 of $6,944,911, an increase of 61% over the same period of 2002. Revenue from the sale of the Company's Microvolt T-Wave Alternans
(MTWA) products in the U.S., which the Company considers its core business, increased 369% for the quarter ended December 31, 2003 when compared to the same period of 2002 and 15% compared to the third quarter of 2003. For the year ended December 31, 2003, revenue from the Company's core business increased 103% over the same period of 2002.
    Net loss attributable to common shareholders for year ended December 31, 2003 was $4,920,910 or $0.25 per share compared to $5,922,685 or $0.30 per share for the same period of 2002. The reported net loss attributable to common shareholders includes a non-cash financing charge associated with the Company's Series A Convertible Preferred stock financing, completed in May 2003, of $1,533,280, or $0.08 per share. The Company would have reported a net loss of $3,387,630 for the year ended December 31, 2003, which would have resulted in a loss of $0.17 per share before the financing charge.
    "We are pleased with the excellent growth delivered by our core business in both the fourth quarter and full year 2003. The success in 2003 excites us about our prospects for continued growth in 2004. The Company finished the year with an improved earnings picture and a substantially stronger balance sheet than just one year ago." stated David Chazanovitz, President and CEO of Cambridge Heart, Inc. Mr. Chazanovitz also stated, "We are honored to be announced as the recipient of the 2004 Frost & Sullivan Award for Technology Innovation. This award is in recognition of our ability to successfully develop and introduce our MTWA technology, hence making a significant contribution to the industry."
    The Company will be holding a conference call at 10:00 a.m. eastern time Thursday, February 26, 2004 to discuss the accomplishments and financial results of the quarter and year just ended. The conference call phone in number is 800-992-7413 (outside the U.S. 801-303-7424). Interested parties may listen to a recording of the conference call at any time during the 48 hours immediately following the call by dialing 800-839-0860 (outside the U.S. 402-220-1490) and enter the code 1247. This playback will begin approximately two hours after the call ends. The conference call will also be available by webcast on the Company's web site at www.cambridgeheart.com.

    About the Cambridge Heart Microvolt T-Wave Alternans Test

    The Cambridge Heart Microvolt T-Wave Alternans Test measures extremely subtle beat-to-beat fluctuations in a person's heartbeat called T-wave alternans. These tiny heartbeat variations - measured at one millionth of a volt - are detected in any clinical setting where titration of the heart rate is possible. The preparation for the test consists of placing proprietary sensors on a patient's chest. Extensive clinical research has shown that patients with symptoms of or at risk of life threatening arrhythmias who test positive for T-wave alternans are at significant risk for subsequent sudden cardiac events including sudden death, while those who test negative are at minimal risk.

    About Cambridge Heart

    Cambridge Heart is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Using innovative technologies, the Company is addressing such key problems in cardiac diagnosis as the identification of those at risk of sudden cardiac arrest. The Company's products incorporate its proprietary technology, Microvolt T-Wave Alternans, and are the only diagnostic tools cleared by the U.S. Food and Drug Administration to non-invasively measure microvolt levels of T-wave alternans. The Company, founded in 1990, is based in Bedford, Massachusetts and is traded on the OTCBB under the symbol CAMH. Cambridge Heart can be found on the World Wide Web at www.cambridgeheart.com
    Statements contained in this press release about anticipated revenue growth, and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In some cases, we use words such as "believes", "expects", "anticipates", "plans", "estimates" and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include failure to obtain funding necessary to develop or enhance our technology, adverse results in future clinical studies of our technology, failure to obtain or maintain patent protection for our technology, failure to obtain or maintain adequate levels of third-party reimbursement for use of our products and other factors identified in our most recent Quarterly Report on Form 10-Q under "Factors Which May Affect Future Results", which is on file with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.



                         Cambridge Heart, Inc.
                         Financial Highlights
                              (Unaudited)

Statement of             Three months            Twelve months
 Operations               ended December 31,      ended December 31,
                            2003          2002        2003        2002
                    ------------- ------------- ----------------------

Revenues            $  2,260,283  $  1,074,336 $ 6,944,911 $ 4,307,377

Cost of goods sold       881,573       814,023   3,202,490   3,061,521
                     ------------  ------------ ----------- ----------
                       1,378,710       260,313   3,742,421   1,245,856

Costs and expenses
Research and
 development             161,087       303,763     944,325   1,387,946
Selling, general and
 administrative        1,689,628     1,375,944   6,192,723   5,867,795
                    ------------- ------------- ----------- ----------

      Loss from
       operations       (472,005)  (1,419,394) (3,394,627) (6,009,885)

Interest income
 (expense)                 4,778         9,598       6,997      87,200
                    ------------- ------------- ----------- ----------

Net Loss            $   (467,227) $(1,409,796)$(3,387,630)$(5,922,685)
Beneficial
 Conversion Feature                         --  (1,533,280)         --
                    ------------- ------------------------------------
Net Loss
 attributable to
 common shareholders $  (467,227) $(1,409,796)$(4,920,910)$(5,922,685)
                    ============= ====================================

Net loss per common
 share - basic and
 diluted            $      (0.02) $      (0.07)$     (0.25)$    (0.30)
                    ============= ====================================

Weighted average
 shares outstanding
 - basic and diluted 20,758,368    19,503,340  19,663,460  19,450,062
                    ============= ============= =========== ==========


Balance Sheet        December 31,  December 31,
                            2003          2002
                    ------------- -------------
Assets
------
Cash & Marketable
 Securities         $  5,609,244  $  3,093,412
Accounts receivable,
 net                   1,762,885     1,163,752
Inventory                469,811       667,889
Other prepaid assets     163,221       253,934
                    ------------- -------------
      Total current
       assets          8,005,161     5,178,987

Fixed assets, net        235,875       461,344
Other assets             278,511       548,379
                    ------------- -------------
                    $  8,519,547  $  6,188,710
                    ============= =============

Liabilities and
 stockholders'
 equity
--------------------
Accounts payable and
 accrued expenses   $  1,613,800  $  1,223,689
Debt, current
 portion                   2,103       803,029
                    ------------- -------------
      Total current
       liabilities     1,615,903     2,026,718
Debt, long-term
 portion                   3,681         5,584
                    ------------- -------------
      Total
       liabilities  $  1,619,584  $  2,032,302
                    ------------- -------------

Series A Redeemable
 Convertible
 Preferred             4,588,814             0
Warrants to acquire
 Series A
 Redeemable
 Convertible
 Preferred Stock       1,024,150             0
                    ------------- -------------
                    $  5,612,964  $          0
                    ------------- -------------

Stockholders' equity
Common stock        $     21,179  $     19,503
Additional paid-in-
 capital              53,770,911    53,161,199
Accumulated deficit  (52,411,924)  (49,024,294)
Deferred
 compensation            (93,167)            0
                    ------------- -------------
      Total
       stockholders'
       equity          1,286,999     4,156,408
                    ------------- -------------
                    $  8,519,547  $  6,188,710
                    ============= =============

    CONTACT: Cambridge Heart, Inc.
             Robert B. Palardy, ext. 231
             781-271-1200
             bobp@cambridgeheart.com
                 or
             Consulting for Strategic Growth
             Stanley Wunderlich, 800-625-2236
             cfsg@consultant.com